AGREEMENT

between

Ing. Erich Pfeiffer GmbH
Oeschlestr. 124-126
78315 Radolfzell

and

Hans-Josef Schutz
Kreidenweg 22
78166 Donaueschingen

Paragraph 12 of the Employment Agreement between Ing. Erich Pfeiffer GmbH and Hans-Josef Schutz dated November 15, 1993 will be modified as follows:

The Employment Agreement is extended by five further years and will be automatically extended by another year. It will start on May 1, 1998. The Employment can be terminated after these five years by either party with a notice of 12 months per December 31 of a year.




/s/ Hans-Josef Schutz                                /s/ Peter Pfeiffer
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Hans-Josef Schutz                                    Ing. Erich Pfeiffer GmbH



May 15, 1997                                         May 15, 1997
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Date                                                 Date